FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2020 by and between TrimTabs ETF Trust (“Fund Company”), TrimTabs Asset Management, LLC (“Adviser”) and Quasar Distributors, LLC (“Foreside”) is entered into as of 11-5-2020, 2020 (the “Effective Date”).

WHEREAS, Fund Company, Adviser and Foreside (the “Parties”) desire to amend Schedule A to the Agreement to reflect the addition of two Funds; and

WHEREAS, Article 14 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in
Agreement.

2. Schedule A to the Agreement is hereby deleted in its entirety and replaced by the following by Schedule A attached hereto reflecting the addition of: TrimTabs Donoghue Forlines
Risk Managed Innovation ETF and TrimTabs Donoghue Forlines Tactical High
Yield ETF.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New
York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TRIMTABS ETF TRUST QUASAR DISTRIBUTORS, LLC

By:_/s/ Derin Cohen CCO/COO      By:___________________________
Name/title Mark Fairbanks, Vice President

TRIMTABS ASSET MANAGEMENT, LLC

By:_/s/ Derin Cohen CCO/COO
Name/title

SCHEDULE A

List of Funds

TrimTabs All Cap U.S. Free-Cash-Flow ETF
TrimTabs All Cap International Free-Cash-Flow ETF
TrimTabs Donoghue Forlines Risk Managed Innovation ETF
TrimTabs Donoghue Forlines Tactical High Yield ETF